AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 21st day of December, 2016, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the First State Global Listed Infrastructure Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit JJ, the First State Global Listed Infrastructure Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

First State

Exhibit JJ to the Advisors Series Trust Transfer Agent Servicing Agreement

Name of Series	Date Added
First State Global Listed Infrastructure Fund	on or after December 21, 2016

Transfer Agent, Shareholder & Account Services Fee Schedule at December, 2016

Annual Service Charges to the Fund*
Base Fee per CUSIP	$[ ] first CUSIP, $[ ] each additional CUSIP
NSCC Level 3 Accounts	$[ ] per open account
No-Load Fund Accounts	$[ ] per open account
Load Fund Accounts	$[ ] per open account
Daily Accrual Fund Accounts	$[ ] per open account
Closed Accounts	$[ ] per closed account

Annual Basis Point Fee
[   ] on the first $[     ]
[   ] on the next $[    ]
[   ] on the balance

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit JJ.

First State Investments (US) LLC

By:/s/ Samantha Rick

Printed Name: Samantha Rick

Title: Director                    Date: January 24, 2017

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at December, 2016

CUSIP Setup

CUSIP Setup beyond the initial CUSIP – $[   ] per CUSIP
Expedited CUSIP Setup – $[   ] per CUSIP (Less than 35 days)

FAN Web Responsive Design (includes Mobile Access)

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
FAN Web Premium (Fund Groups over 50,000 open accounts)
Implementation – $[   ] per fund group – includes up to 90 hours of technical/BSA support
Annual Base Fee – $[   ] per year
FAN Web Select (Fund Groups under 50,000 open accounts)
Implementation – $[   ] per fund group – includes up to 45 hours of technical/BSA support
Annual Base Fee – $[   ] per year
Customization – $[   ] per hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
Inquiry – $[   ] per event
Account Maintenance – $[   ] per event
Transaction – financial transactions, duplicate statement requests, etc. – $[   ] per event
New Account Set-up – $[   ] per event (Not available with FAN Web Select)
Strong Authentication:
$[   ] per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[   ] per year
Per Record Charge
Rep/Branch/ID – $[   ]
Dealer – $[   ]
Price Files – $[   ] per record or $[   ] per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
-          Inquiry - $[   ] per event
-	Vision ID - $[ ] per month per ID
▪	Transaction Processing*
-          Implementation Fee - $[   ] per Management Company
-          Transaction – purchase, redeem, and exchange - $[   ] per event
-          Monthly Minimum Charge - $[   ] per month
▪	Electronic Statements*
-	Implementation- $[ ] per fund group
-	Load charges-$[ ] per image
-	Archive charge (for any image stored beyond 2 years)- $[ ] per document

*Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
$[   ] per Month – Unlimited Users

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[   ] per Email

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at December, 2016

CUSIP Setup

CUSIP Setup beyond the initial CUSIP – $[   ] per CUSIP
Expedited CUSIP Setup – $[   ] per CUSIP (Less than 35 days)

FAN Web Responsive Design (includes Mobile Access)

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
FAN Web Premium (Fund Groups over 50,000 open accounts)
Implementation – $[   ] per fund group – includes up to 90 hours of technical/BSA support
Annual Base Fee – $[   ] per year
FAN Web Select (Fund Groups under 50,000 open accounts)
Implementation – $[   ] per fund group – includes up to 45 hours of technical/BSA support
Annual Base Fee – $[   ] per year
Customization – $[   ] per hour – (subject to change at prevailing rates of vendor)
Activity (Session) Fees:
Inquiry – $[   ] per event
Account Maintenance – $[   ] per event
Transaction – financial transactions, duplicate statement requests, etc. – $[   ] per event
New Account Set-up – $[   ] per event (Not available with FAN Web Select)
Strong Authentication:
$[   ] per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[   ] per year
Per Record Charge
Rep/Branch/ID – $[   ]
Dealer – $[   ]
Price Files – $[   ] per record or $[   ] per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
-          Inquiry - $[   ] per event
-	Vision ID - $[ ] per month per ID
▪	Transaction Processing*
-          Implementation Fee - $[   ] per Management Company
-          Transaction – purchase, redeem, and exchange - $[   ] per event
-          Monthly Minimum Charge - $[   ] per month
▪	Electronic Statements*
-	Implementation- $[ ] per fund group
-	Load charges-$[ ] per image
-	Archive charge (for any image stored beyond 2 years)- $[ ] per document

*Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
$[   ] per Month – Unlimited Users

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[   ] per Email

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at December, 2016

Short-Term Trader

Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	90 days or less: $[ ] per open account
▪	91-180 days: $[ ] per open account
▪	181-270 days: $[ ] per open account
▪	271 days – 1 year: $[ ] per open account
▪	1 year – 2 years: $[ ] per open account

Excessive Trader

Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	$[ ] setup per fund group of 1-5 funds, $[ ] setup per fund group of over 5 funds
▪	$[ ] per account per year

Transfer Agent Training Services

On-site at USBFS – $[   ] per day
At Client Location – $[   ] per day plus travel and Miscellaneous expenses if required

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[   ] per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[   ] setup per fund group
$[   ] per month administration
$[   ] per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
$[   ] per fund group per month

Literature Fulfillment Services

Account Management/Database Administration
$[   ] per month
Receiving – $[   ] per SKU
Order Processing – $[   ] per order
Skid Storage – $[   ] per month per location
Disposal – $[   ] per SKU
Inbound Teleservicing Only
Account Management – $[   ] per month (OR)
Call Servicing – $[   ] per call
Lead Source Reporting
$[   ] per month
Closed Loop Reporting
Account Management – $[   ] per month
Database Installation, Setup – $[   ] per fund group
Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[   ] per Month

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at December, 2016

CTI Reporting

Integrated custom detailed call reporting
$[   ] per monthly report

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population:  $[   ] for less than 25 CUSIP / $[   ] for 25 CUSIPS or more
Monthly maintenance:  $[   ] per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[   ]/hour

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[   ] per qualified plan account or Coverdell ESA account (Cap at $[   ] per SSN)
$[   ] per transfer to successor trustee
$[   ] per participant distribution (Excluding SWPs)
$[   ] per refund of excess contribution
$[   ] per reconversion/recharacterization

Additional Shareholder Paid Fees
$[   ] per outgoing wire transfer or overnight delivery
$[   ] per telephone exchange
$[   ] per return check or ACH or stop payment
$[   ] per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
$[   ] setup per fund group
$[   ] per certificate transaction

Real Time Cash Flow

Implementation (one time charge) & Recurring Charges (monthly)
Up to 5 Users – $[   ]
Over 5 Users – to be provided
Training
WebEx - $[   ] per user
On Site at USBFS – $[   ] per day
At Client Location – $[   ] per day plus travel and Miscellaneous expenses if required
Real Time Data Feeds
Implementation (per feed) – $[   ] per hour (8 hour estimate)
Recurring (per feed) – $[   ] per month

Fund Closing/Deconversion Fees

Programming & File Delivery – $[   ]/hour
Project  Management/Analysis – $[   ]/hour
Account Data Retention – $[   ]/account/month until purged*
CUSIP Data Retention – $[   ]/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at December, 2016

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪          $[   ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)

▪          $[   ]MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪          $[   ]MARS Sales Reporting (Includes 5 Sales Users)
▪          $[   ]MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$[ ]– Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and  business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$[ ]– SalesForce.com Integration
▪	$[ ]– Custom Data Interface
▪	$[ ]– OmniSERV Setup
▪	$[ ]– Standard Interface
▪	$[ ]– Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪	$[ ]– Sales Reporting
▪	$[ ]– 22c-2 Compliance
▪	$[ ]– CRM
▪	$[ ] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$[ ] – OmniSERV
▪	$[ ] – Daily Transaction Load from Sales Portal
▪	$[ ] – Monthly Asset Load from Sales Portal
▪	$[ ] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪	$[ ]– MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$[ ]/month	(AUM $[ ])
▪	$[ ]/month	(AUM $[ ])
▪	$[ ]/month (AUM $[ ])
▪	$[ ]/month (AUM $[ ])
Once an AUM of $[   ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[   ] per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[   ] per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$[ ]– Custom Data Interface
▪	$[ ]– Standard Interface
▪	$[ ]– OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
▪	$[ ]/day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

First State

Exhibit JJ (continued) to the Advisors Series Trust Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at December, 2016

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[   ] per statement
Document Consent Processing, Suppression, and Notification – $[   ] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[   ] initial setup fee
Note: Quarterly minimum fee of $[   ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[   ] per statement
Document Consent Processing, Suppression, and Notification – $[   ] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[   ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[   ] per statement
Document Consent Processing, Suppression, and Notification – $[   ] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[   ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[   ] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[   ] initial setup fee
Note: Annual compliance minimum fee of $[   ].

Related FAN Web  Fees
View Consent Enrollment – $[   ] per transaction
Consent Enrollment – $[   ] per transaction
View Statements – $[   ] per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee.  Archive fee of $[   ] per document per year for three years and greater, if desired
FAN Web customization charges also apply

First State